EX 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held October 27, 2010 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 27th by dialing 800-642-1687, access code 12947262. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

Lake Forest, Illinois, October 27, 2010—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2010.

Revenues for the quarter ended September 30, 2010 were $363.0 million, up 21.9% from $297.8 million from the same quarter last year. Acquisitions less than 12 months old contributed approximately $29.2 million to the growth in revenues.  Impact from unfavorable foreign exchange in the quarter was $1.6 million.  Gross profit was $168.1 million, up 19.3% from $140.9 million in the third quarter last year. Gross profit as a percent of revenue was 46.3% compared with 47.3% in the third quarter of 2009.

Net income attributable to Stericycle for the third quarter of 2010 was $56.7 million or $0.65 per diluted share compared with $46.5 million or $0.54 per diluted share for the third quarter of 2009, up 21.8%.  GAAP net income attributable to Stericycle for the third quarter of 2010 reflected various non-operational items which, taken together, resulted in non-GAAP earnings per diluted share of $0.65 (see table below). This was a 17.0% increase from our non-GAAP earnings per share of $0.55 in the third quarter of 2009.

FIRST NINE MONTHS’ RESULTS

For the nine months ending September 30, 2010, revenues were $1.05 billion, up 21.0% from $864.2 million in the same period last year. Impact from favorable foreign exchange compared with the same period last year was $3.5 million.  Gross profit was $485.0 million, up 19.7% from $405.3 million in the same period last year. Gross profit as a percent of revenue was 46.4% compared with 46.9% in 2009. GAAP earnings per diluted share increased 20.5% to $1.82 from $1.51 per diluted share in the same period last year.  Non-GAAP earnings per diluted share, when adjusted for various non-operational items, increased from $1.54 to $1.83, or 18.7% (see table below):

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $205.4 million for the nine months ended September 30, 2010.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$20,627	$15,767
Short-term investments	18,632	1,131
Accounts receivable, less allowance for doubtful accounts of $11,432 in 2010 and $8,709 in 2009	216,508	179,770
Deferred income taxes	14,935	14,087
Prepaid expenses	13,490	12,421
Other current assets	28,949	23,364
Total Current Assets	313,141	246,540
Property, Plant and Equipment, net	262,650	246,154
Other Assets:
Goodwill	1,476,156	1,394,091
Intangible assets, less accumulated amortization of $25,179 in 2010 and $18,546 in 2009	349,375	269,454
Other	32,964	26,564
Total Other Assets	1,858,495	1,690,109
Total Assets	$2,434,286	$2,182,803

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$96,932	$78,026
Accounts payable	49,354	47,608
Accrued liabilities	106,778	92,226
Deferred revenues	16,925	14,954
Total Current Liabilities	269,989	232,814
Long-term debt, net of current portion	880,452	910,825
Deferred income taxes	214,050	171,744
Other liabilities	12,811	10,247
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,467,697 issued and outstanding in 2010, 84,715,005 issued and outstanding in 2009)	855	847
Additional paid-in capital	70,659	47,522
Accumulated other comprehensive loss	(14,448)	(12,292)
Retained earnings	967,517	809,618
Total Stericycle, Inc. Shareholders’ Equity	1,024,583	845,695
Noncontrolling interest	32,401	11,478
Total Shareholders' Equity	1,056,984	857,173
Total Liabilities and Shareholders' Equity	$2,434,286	$2,182,803

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three months ended September 30,				Nine months ended September 30,
	2010		2009		2010		2009
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	362,988	100.0	297,836	100.0	1,045,899	100.0	864,194	100.0
Cost of revenues	194,705	53.6	156,919	52.7	559,608	53.5	458,940	53.1
Restructuring costs	185	0.1	--	0.0	1,339	0.1	--	0.0
Gross profit	168,098	46.3	140,917	47.3	484,952	46.4	405,254	46.9
Selling, general and administrative expenses	66,869	18.4	56,190	18.9	195,982	18.7	162,277	18.8
Amortization	2,518	0.7	1,434	0.5	6,652	0.6	3,820	0.4
Total SG&A expense and amortization	69,387	19.1	57,624	19.3	202,634	19.4	166,097	19.2
Income from operations before acquisition, integration, and other expenses	98,711	27.2	83,293	28.0	282,318	27.0	239,157	27.7
Transactional expenses related to acquisitions	1,891	0.5	3,478	1.2	3,247	0.3	5,418	0.6
Restructuring costs and plant closure expense	31	0.0	--	0.0	1,107	0.1	--	0.0
Litigation settlement	(40)	0.0	--	0.0	897	0.1	--	0.0
Gain on sale of assets	--	0.0	--	0.0	(2,955)	-0.3	--	0.0
Acquisition integration expenses	790	0.2	282	0.1	3,253	0.3	466	0.1
Income from operations	96,039	26.5	79,533	26.7	276,769	26.5	233,273	27.0
Other income (expense):
Interest income	82	0.0	48	0.0	194	0.0	271	0.0
Interest expense	(8,509)	-2.3	(9,262)	-3.1	(26,342)	-2.5	(25,561)	-3.0
Other income (expense), net	333	0.1	(646)	-0.2	(1,562)	-0.1	(2,264)	-0.3
Total other income (expense)	(8,094)	-2.2	(9,860)	-3.3	(27,710)	-2.6	(27,554)	-3.2
Income before income taxes	87,945	24.2	69,673	23.4	249,059	23.8	205,719	23.8
Income tax expense	30,645	8.4	23,110	7.8	89,359	8.5	74,488	8.6
Net income	57,300	15.8	46,563	15.6	159,700	15.3	131,231	15.2
Net income attributable to noncontrolling interests	614	0.2	37	0.0	1,801	0.2	148	0.0
Net income attributable to Stericycle, Inc.	56,686	15.6	46,526	15.6	157,899	15.1	131,083	15.2

Earnings per share-diluted	0.65		0.54		1.82		1.51

Weighted average number of common shares outstanding-diluted	87,179,057		86,794,118		86,830,761		86,827,626

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Nine Months Ended September 30,
	2010	2009
OPERATING ACTIVITIES:
Net income	$159,700	$131,231
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(2,955)	--
Stock compensation expense	11,441	10,861
Excess tax benefit of stock options exercised	(17,951)	(357)
Depreciation	31,858	24,643
Amortization	6,652	3,820
Deferred income taxes	20,307	20,718
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(26,366)	8,204
Accounts payable	(3,477)	(4,502)
Accrued liabilities	19,214	20,452
Deferred revenues	1,942	252
Other assets	5,061	(1,395)
Net cash provided by operating activities	205,426	213,927

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(95,615)	(107,079)
Purchases of short-term investments	(17,172)	(58)
Proceeds from sale of assets	8,000	640
Capital expenditures	(35,937)	(29,644)
Net cash used in investing activities	(140,724)	(136,141)

FINANCING ACTIVITIES:
Repayment of long-term debt	(45,292)	(10,443)
Net payments on senior credit facility	(13,072)	(213,027)
Proceeds from term loan	--	215,000
Payments of deferred financing costs	(5,757)	(3,620)
Payments on capital lease obligations	(2,172)	(255)
Purchase / cancellation of treasury stock	(43,589)	(69,986)
Proceeds from other issuance of common stock	38,224	11,726
Excess tax benefit of stock options exercised	17,951	357
Net cash used in financing activities	(53,707)	(70,248)
Effect of exchange rate changes on cash	(6,135)	(2,347)
Net increase in cash and cash equivalents	4,860	5,191
Cash and cash equivalents at beginning of period	15,767	9,095
Cash and cash equivalents at end of period	$20,627	$14,286

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$31,641	$32,116